EXHIBIT 5.1

[Letterhead of The Otto Law Group]

March 10, 2008

SARS Corporation
19119 North Creek Parkway, Suite 201
Bothell, WA 98011

      Re:  Registration of Common Stock of SARS Corporation, a Nevada corporation ("SARS").

Ladies and Gentlemen:

      For purposes of the registration on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), of 150,000 shares of common stock of SARS in connection with that Consulting Services Agreement between SARS and Bill Bates, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that,  in our opinion, when such shares have been issued and sold in accordance with the registration statement referenced herein,  such shares will be validly issued, fully paid and nonassessable shares of SARS’s common stock.

      We hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

        Very truly yours,

        THE OTTO LAW GROUP, PLLC

         /s/ The Otto Law Group, PLLC